Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement (Form S-8) of our report dated February 20, 2013, with respect to the financial statements of Countrywide Energy Services, LLC, included in the Registration Statement (Form S-1, No. 333-192894) and related Prospectus, filed with the Securities and Exchange Commission. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Grossman Yanak & Ford LLP

Pittsburgh, Pennsylvania

January 23, 2014